UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2010

WCA Waste Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50808	20-0829917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway, Suite 1400	77056
Houston, Texas 77056	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (713) 292-2400

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2010, WCA Waste Corporation (the “Company”), Comerica Bank, in its capacity as administrative agent, and certain other lenders, entered into the Eleventh Amendment to Revolving Credit Agreement (the “Amendment”) to amend the Revolving Credit Agreement dated July 5, 2006 (the “Credit Agreement”), by and between the Company, Comerica Bank as administrative agent and certain other lenders set forth therein, as previously amended.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended by the Amendment.

The Amendment modified the definitions of “Pro Forma Adjusted EBITDA” and the “Pro Forma Adjusted EBITDA Debt Service Ratio” and added “Consolidated Net Interest Expense” as a further defined term to the Credit Agreement.  The purpose of such definition modifications and addition are as follows:

1.
To exclude cash and non-cash income or expense attributable to any interest rate hedging agreement of the Company, now existing or which the Company enters into in the future, from the determination of the Company’s compliance with the Leverage Ratio under the terms of the Credit Agreement.

2.
To include cash income or expense (but not non-cash items) attributable to any interest rate hedging agreement that the Company enters into in the future from the determination of the Company’s compliance with the Pro Form Adjusted EBITDA Debt Service Ratio under the terms of the Credit Agreement.

The Amendment also provides that the applicable margin and fee schedule from the date of the Amendment until June 30, 2010, shall be at Level IV, unless the Company’s Leverage Ratio is greater than 4.50:1.00 in which case the applicable margin will be set at Level V, which applicable margins and fees are as follows:
Applicable Margin	Base Rate Loan	LIBOR Loan	Letter of Credit Fees
Level IV Applicable Margin	3.00%	3.25%	3.25%
Level V Applicable Margin	3.25%	3.50%	3.50%

The Amendment was made and entered into at the Company’s request in order to reduce the impact of interest rate hedging agreements on certain financial covenants and to provide greater financial flexibility under the senior credit facility extended to the Company under the Credit Agreement. The above description of the material terms of the Amendment is not a complete statement of the rights and obligations with respect to the Credit Agreement. The above statements are qualified in their entirety by reference to the Amendment, a copy of which is filed as exhibit 10.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
Exhibit 10.1	Eleventh Amendment to Revolving Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION

Date: February 26, 2010	/s/ Charles A. Casalinova
Charles A. Casalinova
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Eleventh Amendment to Revolving Credit Agreement